Valmont Industries, Inc. Investor Presentation June 2020

Forward-looking Statement Disclosure These slides contain (and the accompanying oral discussion will contain) “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors that could cause the actual results of the Company to differ materially from the results expressed or implied by such statements, including general economic and business conditions, conditions affecting the industries served by the Company and its subsidiaries including the continuing and developing effects of COVID-19 including the effects of the outbreak on the general economy and the specific economic effects on the Company’s business and that of its customers and suppliers, competitor responses to the Company’s products and services, the overall market acceptance of such products and services, the integration of acquisitions and other factors disclosed in the Company’s periodic reports filed with the Securities and Exchange Commission. Consequently such forward-looking statements should be regarded as the Company’s current plans, estimates and beliefs. The Company does not undertake and specifically declines any obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect any future events or circumstances after the date of such statements or to reflect the occurrence of anticipated or unanticipated events. 2 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Valmont Snapshot (NYSE: VMI) Company Profile Omaha, NE $2.77B $2.7B 23 87 9,800 Headquarters 2019 Sales Market Cap1 Countries Served Manufacturing Sites Total Employees 2019 Revenue Mix ($M) $301 $51 $66 . ESS . ESS 32% $1,002 $579 . Utility . Utility . U.S. Segment2 Operating Geography . Irrigation Income . Irrigation 68% . International . Coatings $72 . Coatings $88 $886 Delivering Solutions for Agriculture and Infrastructure Development 1 As of 6/5/20. 2 Net of intersegment sales. 3 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Valmont Business Model Strong, Global, and Enduring Drivers Operational Focus Competitive Strengths Total Value Impact Focus Culture and Talent VALUE Niche Markets CREATION Engineering Growth Discipline Leverage Products, Markets, and Capabilities Global Mindset / Footprint 13.7% Total Compounded Annualized Return Over the Past 15 Years1 1 From 12/31/04 – 12/31/19. Source: FactSet. 4 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Solutions Supporting Agriculture and Infrastructure Growth Engineered Support Structures Utility Support Structures Coatings Irrigation • Lighting and traffic structures • Substations • Technology solutions • Advanced, integrated technology solutions • Wireless communications products • Renewable generation support • Galvanizing and components structures • Center pivots, linears, pumping • Applied Coatings: anodizing, stations, sprinklers, drive trains, • Highway safety products • Transmission and Distribution poles electro-deposition (e-coat), liquid, flotation, and traction powder, Corro-cote and duplex • Industrial and architectural access • Engineering and support services • Water delivery and management systems • Value-added services (e.g., • Lattice Structures fabrication, shipping, storage) Providing Structures Essential Enabling Power to be Transferred Extending the Life, Value, and Improving Farm Productivity for Supporting Global from Generation Facility Aesthetic Properties of through Efficient Delivery Infrastructure Growth to Customer Metal Products of Fresh Water Focused Growth Area 5 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Engineered Support Structures at a Glance Market Drivers Products and Solutions Portfolio • Need for increased transportation spend Transportation • Explosion of demand on wireless networks • Shift to 5G is driving network upgrades • Demand for integrated solutions will continue to develop and evolve Strategic Addressable Market Expansion Communication  Sign Structures  Telecommunications Products and Components  Architectural Components Construction Systems  Smart Pole Solutions  Highway Safety 6 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Utility Support Structures at a Glance Market Drivers Products and Solutions Portfolio Reliability, grid hardening, regulatory impetus, and renewable generation Transmission Structures Substations • Historical underinvestment in the grid • Increases in renewable and distributed generation • Demand for uninterrupted power • Wood transmission and distribution pole replacement Strategic Addressable Market Expansion Distribution Poles Renewable Energy Solutions  Global Expansion and Acquisitions  Lattice Structures  CEC Pre-Packaged Substations Inspection Services  Concrete for Grid Hardening and Distribution  Technology Services as a Disruptor 7 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Coatings at a Glance Market Drivers Products and Solutions Portfolio • Coatings demand typically correlated to industrial production Galvanizing • Infrastructure investments promote coatings demand • Cost of corrosion is a major financial burden on economies Strategic Addressable Market Expansion Applied Coatings  Acquisitions and New Construction  Applied Coatings  Value-Added Services Value-Added Services 8 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Irrigation at a Glance: Valley® Market Drivers Products and Solutions Portfolio Long-term Center Pivots and Machines2 Control Panels • Constraints on freshwater resources and demand on food production • Gov’ts’ desire to become more self-sufficient in food production • Large installed base of machines creates replacement opportunity Short-term • Commodity prices, net farm income and availability of farm labor Remote Telemetry Valley SchedulingTM Strategic Addressable Market Expansion  International Growth  Full-service Water Management for Ag Valley InsightsTM Water Management  Focus on Higher Value Crops  Total Crop Management Technology Solutions 9 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Strong Peak to Trough Performance Sales and Operating Income ($M) Sales Adjusted Operating Income1 $700 $3,500 $3,304 $3,123 $3,030 Peak $600 $3,000 $2,746 $2,757 $2,767 $2,662 $2,619 $473 $2,522 $500 $2,500 $1,976 $382 $400 $2,000 $358 Trough $300 $1,500 Trough $263 $256 $267 $269 $238 1 $238 $200 $1,000 $178 $100 $500 $- $- 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 $178 $263 $382 $473 $358 $132 $243 $267 $202 $238 GAAP Operating Income 1 Non-GAAP Operating Income figures for 2015, 2016 and 2018, please see Company’s Reg. G table at end of presentation. 10 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Strong and Flexible Balance Sheet Debt and Liquidity Profile 5-Year Historical Debt / Adjusted EBITDA1 2.7x $294.6M ($149.5M ex-U.S.) 2.4x 2.3x 2.2x 2.2x Cash at 3/28/20 1.5-2.5x Target $600M Revolving Credit Facility, Expires 2022 $200M Accordion Feature 2015 2016 2017 2018 2019 $796.6M Credit Ratings Total Long-term Debt at 3/28/20 S&P Moody’s Fitch (2044 and 2054 Maturities) BBB+ | Stable Baa3 | Stable BBB- | Stable Maintain Investment Grade Rating 1 Adjusted EBITDA as computed in our debt agreements, see Company’s Reg. G tables at end of presentation. 11 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Balanced Approach to Capital Allocation

1Q 2020 Capital Deployment: $61M

($M)


$24
$9
$20
$8
Capital Expenditures
Acquisitions
Share Repurchases
Dividends

Growing Our Business

Capital Expenditures
- Working capital investment to support investments in people, technology and systems
- 2020 Capex expected to be $75M - $90M

Acquisitions
- Strategic fit + market expansion
- Returns exceeding cost of capital within 3 years
- Amount excludes $54M purchase of non-controlling interest of AgSense and Convert Italia

Returning Cash to Shareholders

Share Repurchases
- Opportunistic approach, supported by FCF
- Halted all repurchases as of 3/26/20
- $184M remains on current authorization as of 3/28/20

Dividends
- 20% dividend increase announced February 2020
- Payout ratio target: 15% of earnings
- Current payout: ~23%

Aligned with Capital Allocation Commitments Announced in 2014

12 | June 2020 | Valmont Industries, Inc. | Investor Presentation

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Strong Balance Sheet and Liquidity to Endure COVID-19 Uncertainty As of June 5, 2020 Cash1 ~$400.0M Available Credit under Revolving Credit Facility4 $471.0M Total Debt (Long-term) 2 $796.6M Cash ~400.0M Shareholders’ Equity2 $1,110.1M Total Available Liquidity ~$871.0M Total Debt to Adj. EBITDA3 2.4x Net Debt to Adj. EBITDA3 1.5x ► Long-term debt of $796.6M, mostly fixed-rate, with long-dated maturities to 2044 and 20542 ► Capital allocation strategy has not changed, and the primary focus is to maintain liquidity to support operations and maintain investment grade credit rating − 2020E Capex reduced from $100M - $125M to $75M - $90M − FCF expected to improve due to lower costs of energy and raw material, and possibly offset by lower revenue − Share repurchases halted out of an abundance of caution to preserve financial liquidity until COVID-19 impact is clearer − Proactively drew down $75.0M of $600.0M revolving credit facility in early April 1 As of 6/5/20 2 As of 3/28/20. 3 See slide 27 for calculation of Adjusted EBITDA and Leverage Ratio. 4 $600M Total Revolver less borrowings and Standby LC”s of $129M. 13 | June 2020 | Valmont Industries, Inc. | Investor Presentation

2Q 2020 Outlook and Assumptions

BACKGROUND

- Strong 1Q performance – were on track to reaffirm FY2020 outlook
- Given market conditions due to COVID-19 and future market uncertainty, we **withdrew full-year 2020 guidance**
- 2Q19 non-recurring items: $3M Coatings legal expense and $3M Utility customer accommodation expense

2Q20 OUTLOOK[1]

$645M – $665M
Net Sales

7.0% – 8.5%
Operating Income Margin

KEY ASSUMPTIONS

- **No additional closures** of large facilities due to COVID-19
- Expect current site closures to **resume operations in early May**
- **Raw material prices remain stable to slightly deflationary** and current supply chain reliability will continue
- **Revenue expectations** compared to 2019:
  - Irrigation: 5% - 10% decline
  - Coatings: 20% - 25% decline
- **Expect positive operating cash flows** – management teams highly focused on working capital management to minimize economic slowdown impacts
- **~25% tax rate**
- **Unfavorable currency translation** on net sales of **$10M – $12M**
- **Lower-end range of Operating Income Margin range driven by three factors:**
  1. International facilities impacted by COVID-19 closures would resume operations at a slower pace than expected, or market demand would be lower than expected once operations resume
  2. Coatings volumes would decrease to levels lower than in prior recessions
  3. Market conditions in Irrigation business would resemble the prior significant global economic downturn

[1] Excludes potential future restructuring activities.

14 | June 2020 | Valmont Industries, Inc. | Investor Presentation

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COVID-19 Pandemic Plan and Safety Protocols Valmont has implemented enhanced protocols in response to COVID-19, including recommendations and requirements issued by the Centers for Disease Control and Prevention (“CDC”), World Health Organization (“WHO”) and local, state and national health authorities, to protect our employees, customers, suppliers and communities https://www.valmont.com/coronavirus-communication ENHANCED PROTOCOLS IN OUR FACILITIES  Prohibited all domestic and international non-essential travel for all employees  Increased frequency of disinfecting high-touch areas and high-traffic common areas  Reinforced hand washing and infection control training  Implemented safe distancing procedures and processes in all production facilities and administrative work areas  Provided additional personal protective equipment and cleaning supplies  Implemented processes to track and isolate employees who report or show COVID-19 symptoms or exposure  Implemented actions to screen, limit or prohibit non-essential visitors to all facilities  Implemented remote work strategy for administrative teams  Engaged with legal counsel in all jurisdictions where Valmont operates to ensure compliance with local mandates  Implemented security protocols for necessary site shutdowns 15 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Key Observations Related to COVID-19 • Valmont products and solutions support critical infrastructure sectors as defined by the Department of Homeland 01 Security (CISA.gov) and similar global government agencies. – Communication: Wireless communication structures and components (ESS) – Energy: Utility transmission and distribution structures (Utility) – Food and Agriculture: Water and food production (Irrigation) – Coatings is an integral process step in the three sectors above, as well as other critical sectors as defined by CISA.gov 02• Operations may be affected by COVID-19 isolation measures. A substantial majority of our facilities are operational, and we expect normal production based on product mix, with some additional costs from administrative disruptions. Presently, certain facilities have temporarily ceased operations due to preemptive government mandates. These include operations in Argentina, France, India, Malaysia, New Zealand, Philippines and South Africa. 03• Changes to macroeconomic factors as a result of COVID-19 – Favorable: lower costs of steel and other raw materials, energy, improved labor availability and less turnover – Unfavorable: FX translation impacts and regional economic impacts 04• Other challenges associated with COVID-19 may impact our business, including changes to supply chain availability and costs, overall demand for Valmont products, logistics delays, the normal operations of a facility, including any temporary closures as mandated or otherwise made necessary by governmental authorities, and any additional carryover of economic effects. 16 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Future Impact of COVID-19 Varies Across Diversified Portfolio

Valmont FY2019 Segment Operating Income ($M)

Estimated Risk Profile Due to COVID-19

UTILITY

- Supports critical infrastructure sector (Energy) to help ensure uninterrupted electricity supply and power restoration
- 85% of segment revenue is from North American markets where utilities are indicating that construction and generation projects will continue
- Renewable energy markets could be impacted due to uncertainty of debt funding and impact on return profiles

IRRIGATION

- Supports critical infrastructure sector (Food and Agriculture) to meet ongoing demands of the global food supply
- Disruptions to food supply chains and continued pressure on commodity prices, including ethanol, could impact demand
- North American market is at trough-like levels and demand remains highly correlated to net farm income levels
- No additional COVID-19-related risks are expected to impact international market demand at this time
- Mandated government closure of factories in Argentina and South Africa will impact 2Q and potentially future quarters



Utility
$87.8
ESS
$65.6
Coatings
$51.0
Irrigation
$71.7
Lower
Moderate
Increased

ESS

- Variety of demand drivers across multiple product lines and geographies
- Increased demand for wireless communication structures and components, as they support a critical infrastructure sector (Communications) and emergency/first responders and at home work / school mandates
- Long-term, lighting and traffic structures demand could be impacted by changes to transportation budgets caused by COVID-19 effects
- Commercial and residential construction delays could reduce commercial market demand
- Mandated government closure of factories in France, India, Malaysia, and Philippines will impact 2Q and potentially future quarters

COATINGS

- Global correlation to industrial production levels and general economic indicators and are expected to be lower in the short-term
- Mandated government closure of facilities in India, Malaysia, New Zealand, and Philippines will impact 2Q and potentially future quarters

Business Risk in All Segments Increases with Facility Shutdowns as Mandated by Government Authorities

17 | June 2020 | Valmont Industries, Inc. | Investor Presentation

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Fundamental Market Drivers ESS USS COATINGS IRRIGATION • Continued government • Our record backlog suggests • Business closely follows • Our mission-critical products investments in infrastructure ongoing demand and necessity industrial production trends and technology supports the development across lighting for grid hardening and demand for increased food and transportation markets renewables • Global preservation of critical production and security infrastructure globally • Growth in wireless • Growth supported by strong communication products and returns on equity for both • Increased number of • Long-term drivers supported by components, particularly in 5G; public and private utilities economies actively fighting ‒ Water usage and other farm expected to accelerate given costs of corrosion will drive input optimization current working and schooling need to extend life of steel ‒ Mitigation of increased labor home environment products globally costs ‒ Support of growers’ conservation efforts No Change Anticipated in the Near- and Long-term 18 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Long-term Financial Targets Focused on Growth 5% ̶ 10% > 10% > 10% > 1.0x > 12% Net Earnings Revenue Growth1 EPS Growth ROIC FCF Conversion Operating Margin 1 5% organic. Acquisitions over time are necessary to achieve top end of range. 19 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Why Valmont? Expanding our view of addressable market to leverage existing 01 global platform 02 Management team reshaping the organization to align with growth 03 Long-term, enduring growth drivers across all segments 04 Incorporating technology into all products and solutions 05 Sensible capital allocation and ROIC focus Resiliency of Our People, Business Portfolio and Processes Gives Us Confidence to Withstand Downturns 20 | June 2020 | Valmont Industries, Inc. | Investor Presentation

APPENDIX 21 | June 2020 | Valmont Industries, Inc. | Investor Presentation

2018 - 2019 Financials Retrospectively Adjusted from LIFO to FIFO Change

Valmont Industries, Inc.

Retrospectively Adjusted from LIFO to FIFO Change

	First Quarter 2019		*Second Quarter 2019*		*Third Quarter 2019*		*Fourth Quarter 2019*		*Fiscal Year 2019*	
(in 000's, except earnings per share)	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**
Cost of sales	527,010	527,512	520,457	522,695	514,254	517,053	512,759	517,035	2,074,480	2,084,295
Operating income	55,104	54,602	63,712	61,474	63,863	61,064	55,041	50,765	237,720	227,905
Income tax expense	12,427	12,302	13,961	13,402	13,763	13,063	10,056	8,987	50,207	47,753
Net earnings attributed to Valmont Industries, Inc.	36,481	36,104	41,397	39,719	40,144	38,045	35,747	32,540	153,769	146,408
Net earnings per diluted share	$ 1.66	$ 1.64	$ 1.90	$ 1.82	$ 1.85	$ 1.75	$ 1.66	$ 1.51	$ 7.06	6.72

	First Quarter 2018		*Second Quarter 2018*		*Third Quarter 2018*		*Fourth Quarter 2018*		*Fiscal Year 2018*	
	As Previously Reported	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**	**As Previously Reported**	**Retrospectively Adjusted**
Cost of sales	529,444	528,363	507,406	505,755	514,352	511,572	547,662	543,282	2,098,864	2,088,972
Operating income	63,960	65,041	63,670	65,321	38,360	41,140	36,290	40,670	202,280	212,172
Income tax expense	12,532	12,802	14,405	14,818	9,091	9,786	7,107	8,202	43,135	45,608
Net earnings attributed to Valmont Industries, Inc.	39,281	40,092	32,960	34,198	4,448	6,533	17,662	20,947	94,351	101,770
Net earnings per diluted share	$ 1.72	$ 1.76	$ 1.46	$ 1.51	$ 0.20	$ 0.29	$ 0.80	$ 0.95	$ 4.20	$ 4.53

22 | June 2020 | Valmont Industries, Inc. | Investor Presentation

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2010 - 2019 Historical Free Cash Flow[1]

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net cash flows from operating activities	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6
Net cash flows from investing activities	(262.7)	(84.1)	(136.7)	(131.7)	(256.9)	(48.2)	(53.0)	(49.6)	(155.4)	(168.1)
Net cash flows from financing activities	269.7	(45.9)	(16.4)	(37.4)	(136.8)	(32.0)	(95.2)	(220.0)	(162.1)	(98.9)
Net cash flows from operating activities	$ 152.2	$ 149.7	$ 197.1	$ 396.4	$ 174.1	$ 272.3	$ 232.8	$ 133.1	$ 153.0	$ 307.6
Purchase of plant, property, and equipment	(36.1)	(83.1)	(97.1)	(106.8)	(73.0)	(45.5)	(57.9)	(55.3)	(72.0)	(97.4)
Free Cash flows	116.1	66.6	100.0	289.7	101.1	226.8	174.9	77.8	81.0	210.2
Net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8
Adjusted net earnings attributed to Valmont Industries, Inc.[1]	N/A	$ 162.3	N/A	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	N/A
Free Cash Flow Conversion - GAAP	1.23	0.29	0.43	1.04	0.55	5.66	1.01	0.67	0.86	1.37
Free Cash Flow Conversion - Adjusted	N/A	0.41	N/A	0.98	0.53	1.71	1.27	0.49	0.66	N/A
1) Reconciliation of Net Earnings to Adjusted Figures										
Net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 228.3	$ 234.1	$ 278.5	$ 183.9	$ 40.1	$ 173.2	$ 116.2	$ 94.4	$ 153.8
Change in valuation allowance against deferred tax assets	—	(66.0)	—	—	—	7.1	(20.7)	41.9	—	—
Impairment of long-lived assets	—	—	—	12.2	—	61.8	1.1	—	28.6	—
Reversal of contingent liability	—	—	—	—	—	—	(16.6)	—	—	—
Other non-recurring expenses (non-cash)						18.1	—	—	—	—
Deconsolidation of Delta EMD, after-tax and NCI	—	—	—	4.4	—	—	—	—	—	—
Noncash loss from Delta EMD shares	—	—	—	—	3.8	4.6	0.6	0.2	—	—
Adjusted net earnings attributed to Valmont Industries, Inc.	$ 94.4	$ 162.3	$ 234.1	$ 295.1	$ 187.7	$ 131.7	$ 137.6	$ 158.4	$ 123.0	$ 153.8

10 Year Average FCF is $144M; Last 5 Years Has Averaged $153M

[1] Adjusted earnings for purposes of calculating FCF conversion may not agree to the adjusted net earnings. The difference is due to cash restructuring, debt refinancing, or other non-recurring expenses which were settled in cash in the year of occurrence.

23 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Strong Free Cash Flow throughout The Cycle 1 2010 – 2019 Free Cash Flow ($M) Years of Rapid Raw Material Cost Inflation $290 $227 $210 $175 $144 $116 $100 $101 $78 $81 $67 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 10 Year Avg Historical FCF Conversion by Year1 GAAP 1.23X .29X 0.43X 1.04X 0.55X 5.66X 1.01X 0.67X 0.86X 1.37X 1.31X Adj. 1.23X .41X 0.43X 0.98X 0.53X 1.71X 1.27X 0.49X 0.66X 1.37X 0.91X 1 We use the non-GAAP measure of FCF, which we define as GAAP net cash flows from operating activities reduced by capital expenditures. We believe that FCF is a useful performance measure for management and useful to investors as the basis for comparing our performance with other companies. Our measure of FCF may not be directly comparable to similar measures used by other companies. 24 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Summary of Effect of Significant Non-recurring Items on Reported Results VALMONT INDUSTRIES, INC. AND SUBSIDIARIES SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON OPERATING INCOME REG G RECONCILIATION 25 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Summary of Effect of Significant Non-recurring Items on Reported Results VALMONT INDUSTRIES, INC. AND SUBSIDIARIES SUMMARY OF EFFECT OF SIGNIFICANT NON-RECURRING ITEMS ON OPERATING INCOME REG G RECONCILIATION (CONTINUED) YTD YTD Increase 2016 Operating Income Reconciliation 12'31'16 12'26'15 from 2015 Operating income (loss) - as reported $ 243,504 $ 131,695 $ 111,809 Restructuring expenses 12,425 39,852 Impairment of goodwill and trade names - 41,970 Other non-recurring charges1 - 24,010 Adjusted Operating Income $ 255,929 $ 237,527 $ 18,402 Net Sales $ 2,521,676 $ 2,618,924 Operating Income as a % of Sales 9.7% 5.0% Adjusted Operating Income as a % of Sales 10.1% 9.1% 1 Other non-recurring charges (pre-tax) in 2015 are the $17,000 provision for a Utility commercial settlement and the $7,010 recognized allowance for doubtful China receivable (Irrigation). 26 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Calculation of Adjusted EBITDA and Leverage Ratio Certain of our debt agreements contain covenants that require us to maintain certain coverage ratios. Our Debt/Adjusted EBITDA may not exceed 3.5X Adjusted EBITDA (or 3.75X Adjusted EBITDA after certain material acquisitions) of the prior four quarters. See “Leverage Ratio “ below. YTD 28-Mar-20 Net earnings attributable to Valmont Industries, Inc. $ 160,593 Interest expense 40,289 Income tax expense 52,390 Depreciation and amortization expense 82,353 EBITDA 335,625 Adjustments - 0 Adjusted EBITDA 335,625 Debt $ 796,615 Leverage Ratio 2.37 Debt $ 796,615 Cash 294,645 Net Debt 501,970 Leverage Ratio 1.50 27 | June 2020 | Valmont Industries, Inc. | Investor Presentation

Reconciliation of Adjusted EBITDA to GAAP Figures

Earnings before Interest, Taxes, Depreciation and Amortization (Adjusted EBITDA) is one of our key financial ratios in that it is the basis for determining our maximum borrowing capacity at any one time. We calculate "Further Adjusted EBITDA" by adding back cash restructuring and non-recurring expenses to Adjusted EBITDA, as management finds these alternate measures of EBITDA useful to the company's performance from different aspects, and we believe investors will also.

	2010	2011	2012	2013	2014	2015	2016	2017	2018	2019
Net earnings attributable to Valmont Industries, Inc.	$94,379	$228,308	$234,072	$278,489	$183,976	$40,117	$173,232	$116,240	$94,351	$153,769
Interest expense	30,947	36,175	31,625	32,502	36,790	44,621	44,409	44,645	44,237	40,153
Income tax expense	55,008	4,590	126,502	157,781	94,894	47,427	42,063	106,145	43,135	50,207
Depreciation and amortization expense	59,663	74,560	70,218	77,436	89,328	91,144	82,417	84,957	82,827	82,264
EBITDA	239,997	343,633	462,417	546,208	404,988	223,309	342,121	351,987	264,550	326,393
Impairment of goodwill and intangible assets	-	-	-	-	-	41,970	-	-	15,780	
Asset impairment expenses - restructuring	-	-	-	-	-	19,836	1,099	-	12,944	
Reversal of contingent liability	-	-	-	-	-	-	(16,591)	-	-	
Cash restructuring expenses[2]	-	-	-	-	-	-			29,031	
Loss on divestiture of grinding media business	-	-	-	-	-	-	-	-	6,084	
EBITDA from acquisitions	-	-	-	-	8,696	-	-	-	7,847	
Adjusted EBITDA	$239,997	$343,633	$462,417	$546,208	$413,684	$285,115	$326,629	$351,987	$336,236	$326,393
Other non-recurring transactions[1]	-	-	-	-	-	24,003	-	-	-	-
Debt refinancing costs, pre-tax	-	-	-	-	38,704	-	-	-	14,820	-
Cash restructuring expenses[2]	-	-	-	-	-	20,016	11,306	-	-	-
Further Adjusted EBITDA	239,997	343,633	462,417	546,208	452,388	329,134	337,935	351,987	351,056	326,393
EBITDA from Corporate/LIFO Expense	($37,558)	($44,319)	($46,688)	($81,789)	($49,989)	($22,956)	($33,675)	($37,049)	($45,525)	($33,035)
Total Adjusted EBITDA Provided by Segments	277,555	$387,952	$ 509,105	$ 627,997	$ 502,377	$352,090	$ 371,610	$389,036	$396,581	$359,428
Total interest-bearing debt					774,074	758,971	756,392	755,015	753,279	787,478
Leverage Ratio					1.87	2.66	2.32	2.15	2.24	2.41

[1] Other non-recurring transactions in 2015 are the $7,003 allowance for doubtful accounts recorded in the Irrigation segment and the $17,000 accrual recorded for the utility commercial settlement. 2Cash restructuring expenses are an allowed add-back to calculate adjusted EBITDA based on the amended 2017 revolving credit facility

28 | June 2020 | Valmont Industries, Inc. | Investor Presentation

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